Exhibit 10.2

July 30, 2016

HealthLynked Corp.

1726 Medical Blvd Suite 101

Naples, Florida 34110

Re: Conversion of Convertible Preferred Stock

To Whom It May Concern:

Please accept this letter as notice that I am hereby converting my 2,953,840 shares of HealthLynked Series A convertible preferred stock into 2,953,840 shares of HealthLynked common stock.

Sincerely,

/s/ Dr. Michael Dent
Dr. Michael Dent